UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2007

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1225 17th Street, Suite 3200	80202
Denver, Colorado	(Zip Code)

1555 Notre Dame Street East
Montreal, Quebec Canada	H2L 2R5
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s Telephone Number, Including Area Code:	303-277-6661 (Colorado)
514-521-1786 (Quebec)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Indenture and Convertible Senior Notes

On June 15, 2007, Molson Coors Brewing Company (the “Company”) issued $575 million aggregate principal amount of 2.5% Convertible Senior Notes due July 30, 2013 (the “Notes”) (including $75 million aggregate principal amount of Notes issued pursuant to the exercise of an over-allotment option granted to the underwriters that was exercised in full on June 13, 2007) in a public offering.  The offering was conducted pursuant to a Registration Statement on Form S-3 (File No. 333-143634) and a related prospectus filed with the Securities and Exchange Commission.

The net proceeds of the offering, after deducting underwriting discounts and estimated offering expenses, are expected to be approximately $565 million.  The aggregate offering price of the Notes was $575 million and the aggregate discount and commission to the underwriters was $9,343,750.

The Notes were issued pursuant to an Indenture (the “Base Indenture”), dated as of June 15, 2007, among the Company, the guarantors named therein (the “Guarantors”) and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of June 15, 2007, among the Company, the Guarantors and the Trustee (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).  The Base Indenture and the First Supplemental Indenture are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the description of the terms of the Indenture and the Notes in this Item 1.01 is qualified in its entirety by reference to such exhibits.

The Notes bear interest at a rate of 2.5% per year, commencing June 15, 2007.  Interest on the Notes is payable semi-annually in arrears on January 30 and July 30 of each year, commencing July 30, 2007.  The Notes mature on July 30, 2013, unless earlier converted or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Notes are convertible into cash and shares of the Company’s Class B common stock prior to the close of business on January 30, 2013 if any of the following conditions is satisfied: (1) during any calendar quarter (but only during such quarter) commencing after the date of original issuance of the notes, if the closing sale price of the Company’s Class B common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price of the notes in effect on that last trading day; (2) during the ten consecutive trading-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 95% of the closing sale price of the Company’s Class B common stock on such date multiplied by the then current conversion rate; or (3) if the Company makes certain significant distributions to holders of the Company’s Class B common stock, the Company enters into specified corporate transactions or the Company’s Class B common stock ceases to be approved for listing on the New York Stock Exchange and is not listed for trading on a U.S. national securities exchange.  After January 30, 2013 the Notes are convertible at any time prior to the close of business on the business day immediately preceding the maturity date irrespective of the satisfaction of any of the foregoing conditions.  The initial conversion rate will be 9.1316 shares of the Company’s Class B common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $109.51 per share of the Company’s Class B common stock.  The Notes provide for a daily “net share settlement” of any conversions, meaning that, upon any conversion, the Company will pay the noteholder an amount in cash equal to the lesser of the conversion value or the par value of the Notes and will settle any excess of the conversion value above the par value of the Notes in the Company’s Class B common stock (or, at the Company’s election, cash in lieu of some or all of such shares).

Holders of the Notes who convert their Notes in connection with a qualifying fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, following the occurrence of a fundamental change as defined in the Indenture, holders may require that the Company repurchase some or all of the Notes for cash at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any.

The Notes are the Company’s senior unsecured obligations and rank equal in right of payment with all of the Company’s other senior unsecured debt and senior to all of the Company’s future subordinated debt.  The Notes effectively rank junior to the Company’s secured obligations and any future secured indebtedness to the extent of the assets securing such obligations and indebtedness.  The Notes are guaranteed on a senior unsecured basis by the subsidiary guarantors that have guaranteed the Company’s existing debt securities.  The Notes are structurally subordinated to all present and future debt and other obligations of the Company’s subsidiaries that are not guarantors of the Notes.

The Indenture contains customary terms and covenants that upon certain events of default, including without limitation, failure to pay when due any principal amount or purchase price, failure to pay interest on any of the Notes for 30 days after becoming due, or failure to pay the cash and shares of Class B common stock (if any) upon conversion of any Note within the time period required by the Indenture, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable.  In the case of certain events of bankruptcy or insolvency relating to the Company, the principal amount of the Notes together with any accrued interest through the occurrence of such event shall automatically become immediately due and payable.

Item 9.01. Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
4.1	Indenture, dated as of June 15, 2007, among Molson Coors Brewing Company, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee.
4.2	First Supplemental Indenture, dated as of June 15, 2007, among Molson Coors Brewing Company, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molson Coors Brewing Company

	By:	/s/ Samuel D. Walker
	Name:	Samuel D. Walker
	Title:	Chief Legal Officer

DATED: June 21, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of June 15, 2007, among Molson Coors Brewing Company, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee.
4.2	First Supplemental Indenture, dated as of June 15, 2007, among Molson Coors Brewing Company, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as Trustee.